SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


DATE OF EARLIEST EVENT REPORTED      April 21, 1995

             DYNAMICS CORPORATION OF AMERICA
       (Exact name of registrant as specified in its Charter)

     New York                 0-7304          13-0579260
(State or other juris-     (Commission  (IRS Employer Identifi-
- -diction of incorporation)  File Number)      cation No.)


475 Steamboat Road
   Greenwich, CT                                    06830
(Address of principal executive office)          (Zip Code)

Registrant's telephone number, including area code 203-869-3211


Item 5.  Other Events.

     On April 21, 1995, the U.S. Army Materiel Command ("AMC") advised the Company that AMC had determined there was some merit to the protest filed by Libby Corporation ("Libby") with the U.S. Government Accounting Office on the award to the Company's Fermont Division ("Fermont") by the U.S. Army Aviation and Troop Command ("ATCOM") of a $57.8 million contract to manufacture tactical quiet generator sets ("TQ Contract"). AMC has directed ATCOM to reevaluate the submissions of Libby and Fermont and to review its evaluation process leading to the award of the TQ Contract to Fermont on January 13, 1995. Pursuant to AMC's recommendation, on April 25, 1995 ATCOM ordered Fermont to stop all work called for by the TQ Contract. Fermont is taking the necessary steps to comply with ATCOM's order and also has begun efforts to provide support to sustain ATCOM's award of the TQ Contract to Fermont following reevaluation. The Company believes the TQ Contract was properly awarded to Fermont and expects that the reevaluation by ATCOM and AMC will confirm the award to Fermont.
                                 SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
                              DYNAMICS CORPORATION OF AMERICA
                                       (Registrant)

                              By:

                                        Henry V. Kensing
                                         Vice President
Dated:  April 27, 1995